Exhibit 10.3

EXECUTIVE TOTAL COMPENSATION PROGRAM

Table of Contents

Executive Total Compensation Program		3
1.	Introduction	3
	1.1 Overview	3
	1.2 Purpose of the Policy	3
	1.3 Policy Objectives	3
	1.4 Scope	3
2.	Policy	3
	2.1 Policy Statement & Description	3
	2.2 Roles & Responsibilities	5

PartnerRe

Executive Total Compensation Program	2

February 2014

Executive Total Compensation Program

1. Introduction

1.1 Overview

The PartnerRe Executive Total Compensation Program (the “Program”) is designed to attract, incent and retain the Group Chief Executive Officer and such other key executives as determined by the Compensation Committee (together the “Program Participants”) through market competitive compensation which consists of base salary, annual incentive and equity.

1.2 Purpose of the Policy

The purpose of the Program is to detail the compensation vehicles which motivate and reward contributions and behaviors of participants that help to ensure the long-term success of PartnerRe Ltd. (“PartnerRe” or the “Company”).

1.3 Policy Objectives

The Program is designed to meet the following objectives of;

•	aligning the long-term interests of Program Participants and shareholders;

•	establishing competitive pay levels on a total compensation basis;

•	clearly linking pay with performance;

•	providing flexibility in form and structure to meet individual time horizons;

•	demonstrating good governance and corporate responsibility; and

•	encouraging the retention of the Program Participants

1.4 Scope

This Program is intended to apply to Program Participants and will be managed and administered by Group Compensation and Benefits.

2. Policy

2.1 Policy Statement & Description

The Program is designed to motivate and reward contributions and behaviors of Program Participants that effectively produce optimal financial and non-financial results and ensure the long-term success of the Company.

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PartnerRe

Executive Total Compensation Program

February 2014

Compensation should be positioned at the market median of Total Compensation (as defined below) of the “Peer Group” for target performance. Total Compensation will consist of the following:

•	Base Salary

•	Annual Incentive

•	Annual Equity Award

Share Ownership Requirements

To promote the goal of aligning the interests of Program Participants with the interests of shareholders, each Program Participant is required to meet and maintain a share ownership target, as detailed in the table below:

Ownership Target
Total Shares/Equivalents as percentage of fully diluted Common Shares Outstanding (i)
Group Chief Executive Officer	0.07%
Other Program Participants	0.03%

(i)	Includes shares owned outright, Restricted Share Units (RSUs), Performance Share Units (PSUs), RSU equivalents of Option and Share-Settled Share Appreciation Rights (SSARs), and shares held in qualified plans. This includes vested and unvested awards.

Program Participants that have not reached their ownership targets must retain 100% of the net shares and may not sell any of the net shares that they have been granted. For this purpose, “net shares” are the shares remaining from a transaction (i.e. the exercise of options/SSARs or the vesting of RSUs/PSUs) after the Program Participant sells enough shares to pay the applicable exercise price and any related tax or social security obligations.

Awards received prior to becoming a Program Participant are “Grandfathered” and are not subject to ownership and retention requirements. However, grandfathered awards if retained, are included in the ownership target.

All retention requirements end upon termination or upon a change in control of PartnerRe as defined in the equity plan documents from which the equity is granted.

Equity Customization Guidelines

On an annual basis, Program Participants may elect to customize up to 25% of their RSU and PSU grants into SSARs regardless of whether they have met their ownership requirements.

If the Program Participant’s Total Shares percentage drops below the ownership target due to a share issuance by the Company or the sale of shares by the individual to cover taxes upon the exercise of options/SSARs, or the vesting of RSUs/PSUs, the Program Participant will have a one year grace period to once again meet the ownership target.

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PartnerRe

Executive Total Compensation Program

February 2014

Retirement and Post Retirement Conditions

Any unvested awards held by an eligible Program Participant as of his or her retirement date will continue to vest under the original vesting provisions, subject to regulatory requirements.¹ Similarly, any vested options or vested SSARs (including those that vest post-retirement) will remain exercisable for the remainder of their original term. The continuation of the vesting and exercise periods following retirement is subject to compliance with post retirement covenants (non-competition, non solicitation of employees, and non-disclosure of confidential information for 36 months after the retirement) unless otherwise agreed in Executive Employment Agreements.

¹ Relates to Rule 457A requirement indicated in Section 8(b) of the PartnerRe Ltd. Amended and Restated Employee Equity Plan.

2.2 Roles and Responsibilities

The Compensation and Management Development Committee approves this Policy and has the authority to update and amend this Policy. This Policy will be managed and administered by Group Compensation and Benefits.

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PartnerRe

Executive Total Compensation Program

February 2014